UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 1, 2008

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

In 2007, the Compensation Committee (the “Committee”) of Cypress Semiconductor Corporation granted performance-based restricted stock units (RSUs) to certain employees of the Company, including our Named Executive Officers under Cypress’s 1994 Stock Plan (the “Plan”).

On February 1, 2008 the Committee determined that certain performance milestones for fiscal year 2007 were achieved and approved the release of RSUs to the affected employees. With respect to our Named Executive Officers other than Mr. T.J. Rodgers and Mr. Brad Buss, one performance milestone for 2007 is still pending and the Committee is still in the process of gathering data in order to determine if that milestone was achieved. Upon completion of its assessment, the Committee will determine the award under that milestone.

Pursuant to the Compensation Committee’s approval , RSUs will be released to our Named Executive Officers as follows:

Named Executive Officer	Target	Earned	Maximum Pending for 2007
T.J. Rodgers	160,000	160,000	N/A
Brad W. Buss	100,000	100,000	N/A
Christopher Seams	80,000	48,000	32,000
Paul Keswick	80,000	48,000	32,000
Norman Taffe	68,750	41,250	27,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: February 7, 2008	By:	/s/ Brad W. Buss
Brad W. Buss
Chief Financial Officer, Executive Vice President, Finance and Administration